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                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Forms S-8 (Registration Nos. 333-22845-99, 333-22823-99, 333-52755-99 and 333-33756-99), Form S-4 Registration No. 333-34162-99, Forms
S-3 (Registration Nos. 333-33432-99 and 333-32668-99) and Form S-1 Registration No. 333-20357-99 of Pegasus Satellite Communications, Inc. (formerly Pegasus Communications Corporation) and its subsidiaries of our report dated February 27, 2001 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.




PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 2, 2001